Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Lucy Millington	Brian Denyeau
Aspen Technology	ICR for Aspen Technology
+1 781-221-6419	+1 646-277-1251
lucy.millington@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the
Second Quarter of Fiscal 2021

Bedford, Mass. – January 27, 2021 - Aspen Technology, Inc. (NASDAQ: AZPN), a global leader in asset optimization software, today announced financial results for its second quarter of fiscal year 2021 ended December 31, 2020.

“AspenTech’s second quarter results were solid in the context of the current economic environment and support our outlook for a strong performance in the fiscal year. The quarter results were also highlighted by strong free cash flow generation,” said Antonio Pietri, President and Chief Executive Officer of Aspen Technology. “Customers continued to make substantial long-term commitments with AspenTech, including a renewal in excess of $75 million with one of the largest global oil companies making it one of the biggest transactions in our history.”

Pietri continued, “Demand activity remains strong across our product portfolio and we believe we are on track to have a good second half of the fiscal year. The increasing importance of digitalization and sustainability in the process and other capital intensive industries, as well as customer feedback on recent product announcements like the Aspen AIoT Hub and aspenONE v12, give us confidence in our ability to return to double-digit annual spend growth once the economy normalizes.”

Second Quarter Fiscal Year 2021 Recent Business Highlights

•Annual spend, which the company defines as the annualized value of all term license and maintenance contracts at the end of the quarter, was approximately $604 million at the end of the second quarter of fiscal 2021, which increased 7.0% compared to the second quarter of fiscal 2020 and 1.3% sequentially.

Summary of Second Quarter Fiscal Year 2021 Financial Results

AspenTech’s total revenue of $233.7 million included:

•License revenue, which represents the portion of a term license agreement allocated to the initial license, was $180.2 million in the second quarter of fiscal 2021, compared to $72.4 million in the second quarter of fiscal 2020.

•Maintenance revenue, which represents the portion of the term license agreement related to on-going support and the right to future product enhancements, was $46.8 million in the second quarter of fiscal 2021, compared to $44.5 million in the second quarter of fiscal 2020.

•Services and other revenue was $6.7 million in the second quarter of fiscal 2021, compared to $9.0 million in the second quarter of fiscal 2020.

For the quarter ended December 31, 2020, AspenTech reported income from operations of $149.5 million, compared to income from operations of $42.9 million for the quarter ended December 31, 2019.

Net income was $129.2 million for the quarter ended December 31, 2020, leading to net income per share of $1.89, compared to net income per share of $0.58 in the same period last fiscal year.

Non-GAAP income from operations was $162.2 million for the second quarter of fiscal 2021, compared to non-GAAP income from operations of $52.1 million in the same period last fiscal year. Non-GAAP net income was $139.3 million, or $2.04 per share, for the second quarter of fiscal 2021, compared to non-GAAP net income of $47.1 million, or $0.68 per share, in the same period last fiscal year. These non-GAAP results add back the impact of stock-based compensation expense, amortization of intangibles and acquisition-related fees. A reconciliation of GAAP to non-GAAP results is presented in the financial tables included in this press release.

AspenTech had cash and cash equivalents of $217.5 million and total borrowings, net of debt issuance costs, of $300.8 million at December 31, 2020. During the second quarter the company paid down approximately $119.2 million on the outstanding balance on its revolving credit facility.

During the second quarter, the company generated $37.8 million in cash flow from operations and $38.0 million in free cash flow. Free cash flow is calculated as net cash provided by operating activities adjusted for the net impact of: purchases of property, equipment and leasehold improvements; payments for capitalized computer software development costs, and other nonrecurring items, such as acquisition-related payments.

Business Outlook

Based on information as of today, January 27, 2021, Aspen Technology is issuing the following guidance for fiscal year 2021:

•Annual spend growth of 6-8% year-over-year
•Free cash flow of $265 to $275 million
•Total bookings of $805 to $850 million
•Total revenue of $731 to $760 million
•GAAP total expense of $356 to $361 million
•Non-GAAP total expense of $313 to $318 million
•GAAP operating income of $375 to $399 million
•Non-GAAP operating income of $418 to $442 million
•GAAP net income of $328 to $347 million
•Non-GAAP net income of $362 million to $381 million
•GAAP net income per share of $4.80 to $5.08
•Non-GAAP net income per share of $5.29 to $5.58

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

AspenTech has not reconciled its expectations as to forward-looking non-GAAP total expense, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share to their most directly comparable GAAP measure because certain items are out of AspenTech’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP total expense, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share is not available without unreasonable effort.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing Aspen Technology’s business. As the result of adoption of new licensing models, management believes that a number of Aspen Technology’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing Aspen Technology’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track Aspen Technology’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

Aspen Technology will host a conference call and webcast today, January 27, 2021, at 4:30 p.m. (Eastern Time), to discuss the company's financial results for the second-quarter of fiscal year 2021 as well as the company’s business outlook. The live dial-in number is (866) 471-3828 or (678) 509-7573, conference ID code 8443369. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of Aspen Technology’s website, http://ir.aspentech.com/events-and-presentations, and clicking on the “webcast” link. A replay of the call will be archived on Aspen Technology’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 8443369, through February 3, 2021.

About Aspen Technology

Aspen Technology (AspenTech) is a global leader in asset optimization software. Its solutions address complex, industrial environments where it is critical to optimize the asset design, operation and maintenance lifecycle. AspenTech uniquely combines decades of process modelling expertise with artificial intelligence. Its purpose-built software platform automates knowledge work and builds sustainable competitive advantage by delivering high returns over the entire asset lifecycle. As a result, companies in capital-intensive industries can maximize uptime and push the limits of performance, running their assets safer, greener, longer and faster. Visit AspenTech.com to find out more.

Forward-Looking Statements

The third paragraph of this press release as well as the Business Outlook section contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: delays or reductions in demand for AspenTech solutions due to the COVID-19 pandemic; AspenTech’s failure to increase usage and product adoption of aspenONE offerings or grow the aspenONE APM business, and failure to continue to provide innovative, market-leading solutions; declines in the demand for, or usage of, aspenONE software for any reason, including declines due to adverse changes in the process or other capital-intensive industries and due to the drop in demand for oil due to the COVID-19 pandemic, compounded by the excess supply arising from producers’ failure to agree on production cuts; unfavorable economic and market conditions or a lessening demand in the market for asset process optimization software, including due to the significant drop in oil prices arising from drop in demand due to the COVID-19 pandemic and producers’ failure to agree on production cuts; risks of foreign operations or transacting business with customers outside the United States; risks of competition and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release.

© 2021 Aspen Technology, Inc. AspenTech, aspenONE, asset optimization and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited in Thousands, Except per Share Data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
	(Dollars in Thousands, Except per Share Data)
Revenue:
License	$180,170	$72,436	$242,029	$160,155
Maintenance	46,818	44,547	93,676	88,219
Services and other	6,730	9,029	12,984	17,815
Total revenue	233,718	126,012	348,689	266,189
Cost of revenue:
License	2,238	2,009	4,374	3,669
Maintenance	4,128	4,584	8,892	9,561
Services and other	7,949	8,933	16,515	17,514
Total cost of revenue	14,315	15,526	29,781	30,744
Gross profit	219,403	110,486	318,908	235,445
Operating expenses:
Selling and marketing	26,575	28,500	51,747	57,692
Research and development	22,172	22,625	44,702	45,118
General and administrative	21,203	16,422	38,836	36,306
Total operating expenses	69,950	67,547	135,285	139,116
Income from operations	149,453	42,939	183,623	96,329
Interest income	9,304	8,428	17,973	16,404
Interest (expense)	(2,049)	(3,161)	(4,144)	(6,161)
Other (expense) income, net	(333)	(997)	(1,802)	135
Income before income taxes	156,375	47,209	195,650	106,707
Provision for income taxes	27,223	7,408	33,787	13,392
Net income	$129,152	$39,801	$161,863	$93,315
Net income per common share:
Basic	$1.91	$0.58	$2.39	$1.37
Diluted	$1.89	$0.58	$2.37	$1.35
Weighted average shares outstanding:
Basic	67,780	68,114	67,754	68,277
Diluted	68,400	68,844	68,360	69,090

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited in Thousands, Except Share and Per Share Data)

	December 31, 2020	June 30, 2020
	(Dollars in Thousands, Except Share Data)
ASSETS
Current assets:
Cash and cash equivalents	$217,487	$287,796
Accounts receivable, net	46,348	56,301
Current contract assets, net	309,964	291,497
Prepaid expenses and other current assets	10,922	10,884
Prepaid income taxes	4,003	3,962
Total current assets	588,724	650,440
Property, equipment and leasehold improvements, net	5,748	5,963
Computer software development costs, net	1,438	928
Goodwill	157,797	137,055
Intangible assets, net	48,223	42,851
Non-current contract assets, net	419,258	318,976
Contract costs	28,295	28,614
Operating lease right-of-use assets	33,431	34,905
Deferred tax assets	2,863	1,735
Other non-current assets	2,112	1,839
Total assets	$1,287,889	$1,223,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,876	$3,988
Accrued expenses and other current liabilities	40,230	43,556
Current operating lease liabilities	7,094	6,824
Income taxes payable	4,359	1,799
Current borrowings	16,000	135,163
Current deferred revenue	48,582	43,168
Total current liabilities	119,141	234,498
Non-current deferred revenue	12,524	13,913
Deferred tax liabilities	181,734	179,978
Non-current operating lease liabilities	30,890	33,088
Non-current borrowings, net	284,757	292,369
Other non-current liabilities	4,711	3,107
Commitments and contingencies (Note 17)
Series D redeemable convertible preferred stock, $0.10 par value— Authorized— 367,000 shares as of December 31, 2020 and June 30, 2020 Issued and outstanding— none as of December 31, 2020 and June 30, 2020	—	—
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares Issued— 104,099,832 shares at December 31, 2020 and 103,988,707 shares at June 30, 2020 Outstanding— 67,829,817 shares at December 31, 2020 and 67,718,692 shares at June 30, 2020	10,410	10,399
Additional paid-in capital	783,897	769,411
Retained earnings	1,620,193	1,458,330
Accumulated other comprehensive income (loss)	6,131	(5,288)
Treasury stock, at cost—36,270,015 shares of common stock at December 31, 2020 and 36,270,015 shares at June 30, 2020	(1,766,499)	(1,766,499)
Total stockholders’ equity	654,132	466,353
Total liabilities and stockholders’ equity	$1,287,889	$1,223,306

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited in Thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
	(Dollars in Thousands)
Cash flows from operating activities:
Net income	$129,152	$39,801	$161,863	$93,315
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,523	2,443	4,857	4,479
Reduction in the carrying amount of right-of-use assets	2,414	1,364	4,779	3,251
Net foreign currency losses (gains)	591	(883)	2,054	(162)
Stock-based compensation	9,096	7,559	15,364	16,834
Deferred income taxes	171	(74)	212	(1,400)
Provision for bad debts	1,616	282	4,736	1,264
Other non-cash operating activities	205	108	407	215
Changes in assets and liabilities:
Accounts receivable	6,129	(2,594)	8,372	(4,539)
Contract assets, net	(116,007)	1,639	(123,373)	(29,887)
Contract costs	37	(485)	321	(830)
Lease liabilities	(2,572)	(1,464)	(5,235)	(3,396)
Prepaid expenses, prepaid income taxes, and other assets	1,942	324	42	(1,768)
Accounts payable, accrued expenses, income taxes payable and other liabilities	(1,558)	(10,364)	(7,063)	(23,105)
Deferred revenue	4,100	9,291	6,954	7,936
Net cash provided by operating activities	37,839	46,947	74,290	62,207
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(345)	(368)	(522)	(968)
Payments for business acquisitions, net of cash acquired	(15,943)	—	(15,943)	(74,219)
Payments for equity method investments	168	—	(166)	—
Payments for capitalized computer software development costs	(89)	(61)	(895)	(70)
Net cash used in investing activities	(16,209)	(429)	(17,526)	(75,257)
Cash flows from financing activities:
Issuance of shares of common stock	2,846	1,696	3,114	2,714
Repurchases of common stock	—	(50,016)	—	(100,864)
Payments of tax withholding obligations related to restricted stock	(2,279)	(2,685)	(4,107)	(5,851)
Proceeds from revolving credit facility, net of repayments	(119,182)	29,163	(119,182)	129,163
Repayments of amounts borrowed under term loan	(4,000)	—	(8,000)	—
Payments of debt issuance costs	—	(3,454)	—	(3,454)
Net cash provided by (used in) financing activities	(122,615)	(25,296)	(128,175)	21,708
Effect of exchange rate changes on cash and cash equivalents	876	631	1,104	(98)
Increase (decrease) in cash, cash equivalents, and restricted cash	(100,109)	21,853	(70,307)	8,560
Cash, cash equivalents, and restricted cash, beginning of period	317,598	58,633	287,796	71,926
Cash, cash equivalents, and restricted cash, end of period	$217,489	$80,486	$217,489	$80,486
Supplemental disclosure of cash flow information:
Income taxes paid, net	$27,965	$9,464	$30,668	$19,748
Interest paid	2,096	2,391	4,217	5,192
Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$(224)	$(256)	$57	$(96)
Change in repurchases of common stock included in accounts payable and accrued expenses	—	(16)	—	(864)
Lease liabilities arising from obtaining right-of-use assets	1,068	1,552	1,291	4,824

	December 31, 2020	December 31, 2019
Reconciliation to amounts within the unaudited consolidated balance sheets:	(Dollars in Thousands)
Cash and cash equivalents	$217,487	$80,486
Restricted cash included in other non-current assets	2	—
Cash, cash equivalents, and restricted cash, end of period	$217,489	$80,486

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows (Unaudited in Thousands, Except per Share Data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Total expenses
GAAP total expenses (a)	$84,265	$83,073	$165,066	$169,860
Less:
Stock-based compensation (b)	(9,096)	(7,559)	(15,364)	(16,834)
Amortization of intangibles	(1,865)	(1,682)	(3,610)	(2,877)
Acquisition related fees	(1,821)	40	(2,384)	(78)

Non-GAAP total expenses	$71,483	$73,872	$143,708	$150,071

Income from operations
GAAP income from operations	$149,453	$42,939	$183,623	$96,329
Plus:
Stock-based compensation (b)	9,096	7,559	15,364	16,834
Amortization of intangibles	1,865	1,682	3,610	2,877
Acquisition related fees	1,821	(40)	2,384	78

Non-GAAP income from operations	$162,235	$52,140	$204,981	$116,118

Net income
GAAP net income	$129,152	$39,801	$161,863	$93,315
Plus:
Stock-based compensation (b)	9,096	7,559	15,364	16,834
Amortization of intangibles	1,865	1,682	3,610	2,877
Acquisition related fees	1,821	(40)	2,384	78
Less:
Income tax effect on Non-GAAP items (c)	(2,684)	(1,932)	(4,485)	(4,156)

Non-GAAP net income	$139,250	$47,070	$178,736	$108,948

Diluted income per share
GAAP diluted income per share	$1.89	$0.58	$2.37	$1.35
Plus:
Stock-based compensation (b)	0.13	0.11	0.23	0.25
Amortization of intangibles	0.03	0.02	0.05	0.04

Acquisition related fees	0.03	—	0.03	—
Less:
Income tax effect on Non-GAAP items (c)	(0.04)	(0.03)	(0.07)	(0.06)

Non-GAAP diluted income per share	$2.04	$0.68	$2.61	$1.58

Shares used in computing Non-GAAP diluted income per share	68,400	68,844	68,360	69,090

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Free Cash Flow
Net cash provided by operating activities (GAAP)	$37,839	$46,947	$74,290	$62,207
Purchases of property, equipment and leasehold improvements	(345)	(368)	(522)	(968)
Payments for capitalized computer software development costs	(89)	(61)	(895)	(70)
Acquisition related payments	616	1,617	907	1,264
Free cash flow (non-GAAP)	$38,021	$48,135	$73,780	$62,433

(a) GAAP total expenses
	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Total costs of revenue	$14,315	$15,526	$29,781	$30,744
Total operating expenses	69,950	67,547	135,285	139,116
GAAP total expenses	$84,265	$83,073	$165,066	$169,860

(b) Stock-based compensation expense was as follows:
	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Cost of maintenance	$122	$362	$438	$761
Cost of services and other	351	484	801	1,027
Selling and marketing	1,612	1,209	2,856	2,756
Research and development	2,449	2,009	4,171	4,111
General and administrative	4,562	3,495	7,098	8,179
Total stock-based compensation	$9,096	$7,559	$15,364	$16,834

(c) The income tax effect on non-GAAP items for the three and six months ended December 31, 2020 and 2019, respectively, is calculated utilizing the Company's statutory tax rate of 21 percent.